Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-12923, 333-53017, 333-33636, 333-94169, 333-58754, 333-99421, 333-98635 and 333-98637) of Incara Development, Ltd. of our report dated November 1, 2002 relating to the financial statements, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data”.

PRICEWATERHOUSECOOPERS LLP
Raleigh, North Carolina
December 20, 2002